Exhibit 99.1

Cellular Biomedicine Group Announces Results of 2014 Annual General Meeting

PALO ALTO, Calif., November 11, 2014 /GlobeNewswire/ -- Cellular Biomedicine Group Inc. (NASDAQ: CBMG) (“CBMG” or the “Company”), a biomedicine firm engaged in the development of new treatments for degenerative and cancerous diseases, today announced the results of its 2014 Annual General Meeting (the “Annual Meeting”) held on November 7, 2014 in Palo Alto, California.  Approximately 71% of the Company’s outstanding shares were voted at the 2014 Annual Meeting.

The following business items were approved at the Annual Meeting:

●
Election of Tony (Bizuo) Liu, Alan Au and Guotong Xu to the Company’s Board of Directors as Class II directors to serve for a term of three years or until the election and qualification of their successors

●	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014
●	Approval of the Company’s 2014 Stock Incentive Plan
●	Approval by non-binding advisory vote of the Company’s executive compensation
●	Approval to conduct a non-binding advisory vote on executive compensation every three years

“We are especially pleased to have Dr. Guotong Xu join the Company’s Board of Directors. Dr. Xu brings a wealth of proven regenerative medicine and leadership experience through his position as Dean of Tongji University School of Medicine (TUSM) and a Director of the Stem Cell Bank of TUSM, and his roles with the State Stem Cell & Regenerative Medicine Strategic Alliance and the Chinese Society for Stem Cell Biology.  He is one of the few scientists in China who serves as the Principal Investigator (PI) for two major national projects in China,” commented Dr. William (Wei) Cao, Chief Executive Officer of Cellular Biomedicine Group.  “We look forward to Dr. Xu’s stewardship and are excited for future developments in cell therapy.”

“We are also appreciative of the high level of shareholder participation and support that we have seen at this year’s Annual Meeting and the resounding majority votes in accordance with management’s recommendations.  Our management will continue to strive to maximize shareholder value and to realize the potential of our promising immune cell therapy platform,” concluded Dr. William (Wei) Cao, Chief Executive Officer of Cellular Biomedicine Group.

About Cellular Biomedicine Group
Cellular Biomedicine Group, Inc. develops proprietary cell therapies for the treatment of certain degenerative diseases and cancers.  Our developmental stem cell, progenitor cell, and immune cell projects are the result of research and development by scientists and doctors from China and the United States. Our flagship GMP facility, consisting of eight independent cell production lines, is designed, certified and managed according to U.S. standards.  To learn more about CBMG, please visit: www.cellbiomedgroup.com

Forward-Looking Statements
Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in doing business. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Contacts:
Sarah Kelly
Director of Corporate Communications, CBMG
+1 650 566-5064
sarah.kelly@cellbiomedgroup.com

Vivian Chen
Managing Director Investor Relations, Grayling
+1 646 284-9427
vivian.chen@grayling.com